2012-12-21
GG-459-12

Mr. Pedro P. Quiros
President - Board of Directors
Versant Corporation
Edificio Las Terrazas, Plaza Roble, 5° Piso
Guachipelín
San José, Costa Rica

RE:	V TRES BACHE SRL Eolic Project
La Cruz, Guanacaste, de 37.5 MW

Dear Engineer Quirós:

With regard to the subject matter in reference, Compañía Nacional de Fuerza y Luz (CNFL) continues with its interest in a power purchase agreement with Versant Corporation (Versant).

Versant has offered at least 137.5 GWh per year in wind energy and CNFL accepts said energy from your proposed 37.5 MW park in La Cruz, Guanacaste.

As discussed, the wind energy price offered by Versant is within the accepted range as established by the appropriate authorities and approved by ARESEP. Versant commits to all the required investments, professional studies, permits and the operation and maintenance of this park and agrees that these are fully Versant’s responsibility.

Due to the pending resolution by CGN on an appeal over wind energy tariffs, unrelated to our contractual understanding and specific to a tender by our holding company (Grupo ICE), we have been asked to hold the signature of the PPA with Versant until this matter is resolved. We hope to sign the contract with you at the earliest possible moment (sometime in the first quarter of 2013).

We hope that this unexpected delay will be resolved shortly, and that is does not become a delay in your fund raising for this project.

Sincerely,

/s/ Pablo Cob
Pablo Cob
General Manager

Gerencia General

Teléfonos: 2295-5021 - 2295-1921 / Fax: 2221-4601 / Apdo. 10026 - 1000 San José, Costa Rica
Correo E: gerenciageneral@cnfl.go.cr

2012-12-21
GG-459-12

Sr. Pedro P. Quiros
Presidente de Junta Directiva
Vertiente Corporation
Edificio Las Terrazas, Plaza Roble, 5 ° Piso
Guachipelín
San José, Costa Rica

RE:	V TRES BACHE SRL eólica proyecto
La Cruz, Guanacaste, de 37.5 MW

Estimado Ingeniero Quirós:

En relación con el, tema en referencia, Compañía Nacional de Fuerza y Luz (CNFL) continúa con su interés en un acuerdo de compra de energía con la vertiente Corporation (vertiente).

Vertiente ha ofrecido al menos 137.5 GWh al año en energía eólica y CNFL acepta dicha energía desde su propuesta Parque de 37.5 MW en La Cruz, Guanacaste.

Como hemos comentado, el precio de la energía de viento ofrecido por la vertiente está dentro del rango aceptado según lo establecido por las autoridades competentes y aprobado por la ARESEP. Vertiente se compromete a todas las inversiones necesarias, estudios profesionales, permisos y la operación y mantenimiento de este parque y está de acuerdo en que estos son totalmente responsabilidad de vertiente.

Debido a la resolución pendiente por CGN en una apelación sobre energía eólica aranceles, ajenas a nuestro entendimiento contractual y específicos de una licitación por nuestra empresa (Grupo ICE), nos ha pedido para celebrar la firma de la PPA con vertiente hasta que se resuelva este asunto. Esperamos firmar el contrato con usted lo antes posible (en el primer trimestre de 2013).

Esperamos que este inesperado retraso se resolverá en poco tiempo, y que esto no se convierta en un retraso en su recaudación de fondos para este proyecto.

Sinceramente,

/s/ Pablo Cob
Pablo Cob
Gerente General

Gerencia General

Teléfonos: 2295-5021 - 2295-1921 / Fax: 2221-4601 / Apdo. 10026 -1000 San José, Costa Rica
Correo E: gerenciageneral@cnfl.go.cr